Exhibit 99.1
NEWS RELEASE

CONTACT
Al Galgano
+1 (952) 567-0295
Al.galgano@spok.com

SPOK'S BOARD OF DIRECTORS UNANIMOUSLY REJECTS B. RILEY'S UNSOLICITED PROPOSAL
Opportunistically Timed Proposal Substantially Undervalues Spok
Board Determines That Now Is Not the Right Time to Pursue Strategic Alternatives Process

SPRINGFIELD, Va. (Mar. 24, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced that its Board of Directors, after consultation with its financial and legal advisors, unanimously determined that the unsolicited and non-binding proposal from B. Riley Financial, Inc. (NASDAQ: RILY) to acquire Spok for $12 per share in cash substantially undervalues Spok, and that pursuing this transaction at this time was not in the best interest of the Company and its shareholders.

“The Board of Directors is confident in Spok’s strategic direction and executive leadership, even as the capital markets and our healthcare customers are experiencing historic dislocations due to the COVID-19 national emergency,” said Royce G. Yudkoff, Chairman of the Spok Board. “We have determined that this unsolicited, conditional and incomplete proposal from B. Riley grossly undervalues Spok. Now is not the time for Spok to pursue a sale or strategic transaction with B. Riley, given the disruptions to the debt and equity markets, strict restrictions on travel and the inability to conduct meaningful due diligence on any proposed transaction, and the significant distractions affecting private equity and potential strategic counterparties due to COVID-19, as well as the very recent launch of Spok Go® and its broad market potential for critical in-hospital communications at a time when the nation’s health care system is under extraordinary stress.”

Notwithstanding these manifest considerations, the Spok Board of Directors will carefully and seriously evaluate any good faith proposals from financially capable parties that fairly values Spok and the potential for stockholder value represented by the Company’s long-term investment in its enterprise, cloud-based Spok Go platform.

Exhibit 99.1
NEWS RELEASE

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® and Spok Go® platforms to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.

Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Go are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok's future operating and financial performance and statements relating to the unsolicited takeover bid from B. Riley Financial, Inc., are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (COVID-19), the outcome of the unsolicited takeover bid from B. Riley Financial, Inc., as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.